Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 17, 2014 in the Registration Statement (Form F-1) and related Prospectus of Ocean Rig Partners LP for the registration of its common units.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

October 14, 2014